Exhibit 10.1

May 11, 2012

NBCUniversal Media, LLC
30 Rockefeller Plaza
New York, New York 10112

Re:           Amendment No. 3 to Trademark License Agreement

Ladies and Gentlemen:

Reference is made to that certain Trademark License Agreement dated as of November 16, 2000 between NBCUniversal Media, LLC (f/k/a NBC Universal, Inc. and National Broadcasting Company, Inc.) (“NBCUniversal”) and ValueVision Media, Inc. (f/k/a ValueVision International, Inc.) (“ValueVision”), as amended by Amendment No. 1 to Trademark License Agreement dated March 28, 2007 and Amendment No. 2 to the Trademark License Agreement dated November 17, 2010 (as amended, the “License Agreement”).

For value received, the sufficiency of which is hereby acknowledged, ValueVision hereby acknowledges and agrees that, effective as of the date hereof:

1.	Term. Section 9.1 of the License Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting in lieu thereof the following sentence:

“The term of this Agreement (the “Term”) commences on the date hereof and continues until January 31, 2014; unless termination occurs earlier pursuant to Section 9.2 or 9.3.  The term may be further extended on terms to be agreed upon by the parties and upon the mutual written agreement of VV and NBC.”

2.
Consideration.  As consideration for entering into this Amendment No. 3 to the License Agreement, ValueVision shall pay to NBCUniversal cash in the amount of (a) Four Million Dollars ($4,000,000) upon execution of this Amendment No.3 and (b) Two Million Eight Hundred Thirty Thousand Dollars ($2,830,000) on May 15, 2013.

3.
Transition.  NBCUniversal and ValueVision hereby agree to enter into a transition agreement, on the terms and subject to the conditions to be mutually agreed between NBCUniversal and ValueVision, relating to the three (3) month period prior to the expiration of the Term.

4.	VV’s Obligations. Section 5.2 of the License Agreement is hereby amended by adding the following new clauses (e) and (f):

“; and (e) the terms of the Revolving Credit and Security Agreement, dated February 9, 2012, by and among PNC Bank, National Association (as Lender and Agent) and Valuevision Media, Inc., Valuevision Interactive, Inc., VVI Fulfillment Center, Inc., Valuevision Media Acquisitions, Inc. and Valuevision Retail, Inc. (as Borrowers) (as amended, restated, extended, replaced, or otherwise modified from time to time, the “Credit Agreement”); provided that any breach, default or non-compliance by the Borrowers with the terms of the Credit Agreement which is consented to or waived by the Lender or Agent in accordance with the terms of the Credit Agreement shall not be a violation or breach of this clause (e); provided, further, that if VV is in breach or default of any provision of the Credit Agreement which is not consented to or waived by the Lender or Agent, VV shall provide notice to NBC promptly; and (f) maintain Undrawn Availability (as such term is defined in the Credit Agreement) at all times of at least $8,000,000; provided that if the Undrawn Availability falls below $8,000,000 at any time, VV shall provide notice to NBC promptly.”

5.	Termination. Section 9.2(a) of the License Agreement is hereby amended by adding the following clause (vii):

“(vii)  notwithstanding clause (i) above, VV commits any material breach or default of its obligations under (A) Section 5.2(e) and such breach or default is not cured within 90 days after the date of such breach or default; or (B) Section 5.2(f).

Except as set forth herein, the provisions of the License Agreement are and shall remain in full force and effect.

This letter shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts executed and to be performed entirely in such state.

Please indicate your concurrence with the foregoing by signing where indicated below.

Best regards,

VALUEVISION MEDIA, INC.

	By:	/s/ Keith R. Stewart
Name: Keith R. Stewart
Agreed to this 11th day of May, 2012		Title: Chief Executive Officer

NBCUNIVERSAL MEDIA, LLC

By:	/s/ Patricia Suh
Name: Patricia Suh
Title: Assistant Secretary